        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997

                                                   Registration No. 333-________

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                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                   ------------------

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          Under
                               The Securities Act of 1933

                                   ------------------

                              GENERAL CIGAR HOLDINGS, INC.
                 (Exact name of registrant as specified in its charter)


DELAWARE                                                        13-3922128
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                                  387 PARK AVENUE SOUTH
                              NEW YORK, NEW YORK 10016-8899
                        (Address of principal executive offices)

                                   ------------------

                      GENERAL CIGAR HOLDINGS, INC. 1997 STOCK PLAN


                                  (Full title of Plan)

                                   ------------------

                                 EDGAR M. CULLMAN, JR.
                              GENERAL CIGAR HOLDINGS, INC.
                                  387 PARK AVENUE SOUTH
                              NEW YORK, NEW YORK 10016-8899
                                     (212) 448-3800

                (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)

                                        Copy to:

                                R. RONALD HOPKINSON, ESQ.
                                    LATHAM & WATKINS
                                    885 THIRD AVENUE
                                       SUITE 1000
                                 NEW YORK, NY 10022-4802
                                     (212) 906-1840




                             CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                                     Proposed
                               Amount            Proposed            Maximum
Title of Each Class           of Shares          Maximum             Aggregate       Amount of
of Securities to                to be            Offering Price      Offering       Registration
be Registered                Registered(1)       Per Share(2)        Price (2)          Fee
-------------------------------------------------------------------------------------------------

Class A Common
Stock $.01 par value         3,300,000            $27.94             $92,202,000    $27,940.00



---------------------------------


(1) Represents the maximum number of shares that may be acquired under the General Cigar Holdings, Inc. 1997 Stock Plan (the "Plan").

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act of 1933, the Proposed Maximum Offering Price Per Share, $27.94, is based upon the average of the high and low prices for the Company's Class A Common Stock, par value $.01 per share ("Class A Stock"), on the composite tape for the New York Stock Exchange on June 26, 1997.

                                        PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.


                                       PART II

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission by General Cigar Holdings, Inc., a Delaware corporation (the "Company") and are incorporated as of their respective dates in this Registration Statement by reference:

         (1) The Company's Quarterly Report on Form 10-Q/A for the thirteen weeks ended March 1, 1997, filed May 5, 1997 (File No. 001-12757).

         (2) The Company's prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed February 28, 1997 (File No. 333-18791).

         (3) The description of the Company's Class A Stock contained in the Company's Registration Statement on Form 8/A, filed February 20, 1997 (File No. 001-12757).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Amended Certificate contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware statutory provisions making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derives an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or recision based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

         In addition, the Amended Certificate and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the General Corporation Law of the state of Delaware.

Item 8.  Exhibits

    4.1 Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 as filed on December 24, 1996, as amended).

    4.2 Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 as filed on December 24, 1996, as amended).

    5.1 Opinion of Latham & Watkins regarding the legality of the Class A Stock being registered.

    23.1 Consent of Price Waterhouse LLP regarding the combined financial statements of General Cigar Holdings, Inc.

    23.2 Consent of Price Waterhouse LLP regarding the consolidated financial statements of Villazon & Company, Inc. and Subsidiary.

    23.3 Consent of Price Waterhouse regarding the financial statements of Honduras American Tabaco, S.A. de C.V.

    23.4 Consent of Latham & Watkins (included in Exhibit 5.1).

    24   Power of Attorney (see signature page).

Item 9.  Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 1, 1997.

                             GENERAL CIGAR HOLDINGS, INC.


                             By:   /s/ Edgar M. Cullman, Jr.
                                 -----------------------------------------
                                 Edgar M. Cullman, Jr.
                                 Chief Executive Officer


                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Edgar M. Cullman, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with General Cigar Holdings, Inc. and on the dates indicated.

    SIGNATURE                TITLE                              DATE


                             President and Director
/s/ Edgar M. Cullman, Jr.    (Principal Executive Officer)      July 1, 1997
--------------------------
    Edgar M. Cullman, Jr.


                             Executive Vice President
                             Finance and Administration
                             and Treasurer (Principal
/s/ Jay M. Green             Financial Officer)                 July 1, 1997
--------------------------
    Jay M. Green


                             Senior Vice President
                             -- Controller (Principal
/s/ Joseph C. Aird           Accounting Officer)                July 1, 1997
--------------------------
    Joseph C. Aird



/s/ Edgar M. Cullman         Director                           July 1, 1997
--------------------------
    Edgar M. Cullman



/s/ Bruce A. Barnet          Director                           July 1, 1997
--------------------------
    Bruce A. Barnet



/s/ John L. Bernbach         Director                           July 1, 1997
--------------------------
    John L. Bernbach



                             Director                           July 1, 1997
--------------------------
    John L. Ernst



/s/ Thomas C. Israel         Director                           July 1, 1997
--------------------------
    Thomas C. Israel



/s/ Dan W. Lufkin            Director                           July 1, 1997
--------------------------
    Dan W. Lufkin

                             Director                           July 1, 1997
---------------------------
    Graham V. Sherren



                             Director                           July 1, 1997
---------------------------
    Peter J. Solomon



                             Director                           July 1, 1997
----------------------------
    Francis T. Vincent, Jr.

                                    Exhibit Index


    4.1 Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 as filed on December 24, 1996, as amended).

    4.2 Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 as filed on December 24, 1996, as amended).

    5.1 Opinion of Latham & Watkins regarding the legality of the Class A Stock being registered.

    23.1 Consent of Price Waterhouse LLP regarding the combined financial statements of General Cigar Holdings, Inc.

    23.2 Consent of Price Waterhouse LLP regarding the consolidated financial statements of Villazon & Company, Inc. and Subsidiary.

    23.3 Consent of Price Waterhouse regarding the financial statements of Honduras American Tabaco, S.A. de C.V.

    23.4 Consent of Latham & Watkins (included in Exhibit 5.1).

    24   Power of Attorney (see signature page).